EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

The undersigned executive officers of Catalyst Bancorp, Inc. (the “Registrant”) hereby certify that the Registrant’s Form 10-K for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:March 28, 2025	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer
(Principal Executive Officer)

Date:March 28, 2025	/s/ Jacques L. J. Bourque
Jacques L. J. Bourque
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Catalyst Bancorp, Inc. and will be retained by Catalyst Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.